THIS AGREEMENT MADE THE 25th DAY OF August, A.D. 1999.

BETWEEN:

          FOREST GLADE PROPERTIES INC., (Inc. #558539) a body duly incorporated under the laws of the Province of British Columbia, having a registered and records office at 1033 - 3rd Avenue, Prince George, British Columbia, V2L 3E3

          (hereinafter referred to as "Purchaser")

          OF THE FIRST PART

          GIL RAHIER HOLDINGS LTD. (Inc. #163190) a company duly incorporated under the laws of the Province of British Columbia having a registered and records office at 1057 - 3rd Avenue, Prince George, British Columbia, V2L 3E3 and ANNETTE SCHATTENKIRK, Businesswoman, and ORVAL JOHN SCHATTENKIRK, Businessman, both of 160 Vaseau Lake Crescent, Oliver, B.C. V0H 1T0

          (hereinafter collectively referred to as "Vendor")

          OF THE SECOND PART

          GILBERT C.M. RAHIER, Businessman, and MARJORIE C. RAHIER, Businesswoman, both of 2233 McBride Crescent, Prince George, British Columbia, V2M 1Z8

          (hereinafter collectively referred to as "Rahiers")

          OF THE THIRD PART

WHEREAS:

A. The Vendor is the beneficial owner of all the issued and outstanding shares in the capital of 514592 B.C. LTD. Incorporation No. 514592 (hereinafter referred to as the "Company") as follows:

SHAREHOLDER                                  NO. AND CLASS
-----------                                  -------------

GILBERT C.M. RAHIER                          25 Common Shares
MARJORIE C. RAHIER                           25 Common Shares
ANNETTE SCHATTENKIRK                         25 Common Shares
ORVAL JOHN SCHATTENKIRK                      25 Common Shares

B. The above mentioned shares issued in the name of Gilbert C.M. Rahier and Marjorie C. Rahier were inadvertently issued in personal names as opposed to the family company known as Gil Rahier Holdings Ltd. A Trust Declaration in this regard is attached hereto and marked as Schedule "A" and all parties hereto acknowledge that such limited company is in fact the primary vendor together with Mr. and Mrs. Schattenkirk with respect to this transaction. Rahiers have been made a party to this agreement in order to acknowledge said Trust Declaration and to be made personally responsible for all representations, warranties and required actions as required by Gil Rahier Holdings Ltd. as set out herein.

D. The Vendor carries on the business of a mobile home park in the District of Sparwood, in the Province of British Columbia under the firm name and style of "Mountainview Mobile Home Park", more particularly known and described as PID No. 012-412-660, Lot 1, District Lot 4589, Kootenay District, Plan 18084 together with certain chattels and equipment as set out in the "List of Assets" attached hereto and marked as Schedule "B".

D. The Vendor has agreed to sell and the Purchaser has agreed to purchase all of the issued and outstanding shares in the capital of the Company as aforesaid (hereinafter referred to as the "Shares").

E. Prior to the closing of this transaction and upon execution of this Agreement, all parties agree that the Company is indebted to its Shareholders as follows:

ORVAL JOHN SCHATTENKIRK                      $75,000.00
ANNETTE SCHATTENKIRK                         $75,000.00
GIL RAHIER HOLDINGS LTD.                    $150,000.00

Immediately prior to the closing of this transaction, Gil Rahier Holdings Ltd. will deposit a further $150,000.00 into the Company's personal general account. The Company will immediately issue a $75,000.00 payment to ORVAL JOHN SCHATTENKIRK in order to repay his Shareholder's Loan and a further $75,000.00 payment to ANNETTE SCHATTENKIRK in order to repay her Shareholder's Loan. All parties hereto acknowledge that, on the completion of this transaction, the Shareholder's Loan in favour of Gil Rahier Holdings Ltd. will be in the amount of $300,000.00.

NOW THEREFORE THIS AGREEMENT witnesseth that in consideration of the premises, the covenants, agreements and warranties contained hereinafter set forth, it is hereby agreed as follows:

PURCHASE AND SALE

1. The Vendor hereby agrees to sell and the Purchaser hereby agrees to buy the Shares on the terms and conditions as hereinafter set out.

PURCHASE PRICE

2. The total purchase price shall be the sum of 1.5 MILLION DOLLARS ($1,500,000.00) of lawful money of Canada to be paid by the Purchaser to the Vendor in the following manner:

2.1 Orval John Schattenkirk will transfer all of his shares in the Company as aforesaid to the Purchaser in consideration for a payment of $205,875.00 which will be paid and satisfied by a cash payment in the amount of $102,937.50 immediately upon the completion of this transaction and a further payment by way of a Promissory Note from the Purchaser in favour of Orval John Schattenkirk in the amount of $102,937.50 payable March 2, 2000, as per the copy attached hereto and marked as Schedule "C".

2.2 Annette Schattenkirk will transfer all of her shares in the Company as aforesaid to the Purchaser in consideration for a payment of $205,875.00 which will be paid and satisfied by a cash payment in the amount of $102,937.50 immediately upon the completion of this transaction and a further payment by way of a Promissory Note from the Purchaser in favour of Annette Schattenkirk in the amount of $102,937.50 payable March 2, 2000, as per the copy attached hereto and marked as Schedule "D".

2.3 Orval John Schattekirk hereby gives up and relinquishes any right whatsoever which he had or has or may have had to that certain Share Certificate numbered 1045 issued in his name on November 25, 1998 by Forest Glade International Inc. and hereby acknowledges that such Share Certificate will be returned to the Treasury of Forest Glade International Inc. and will be duly cancelled. Orval John Schattenkirk further agrees to execute the reverse side of such Share Certificate on the closing of this transaction in order to accomplish such end result. A copy of the said Share Certificate is attached hereto and marked as Schedule "E".

2.4 Orval John Schattenkirk, and Annette Schattenkirk hereby give up and relinquish any right whatsoever which they had or have or may have had to any further shares in Forest Glade International Inc. which were pledged to Gil Rahier Holdings Ltd. and/or Gilbert C.M. Rahier and/or Marjorie C. Rahier pursuant to previous personal agreements as between such parties.

2.5 Gil Rahier Holdings Ltd. will transfer all of its shares in the Company as aforesaid to the Purchaser in consideration for a payment of $411,750.00 which will be paid and satisfied by a cash payment in the amount of $37,500.00 and delivery of that certain Share Certificate numbered 1047 issued in the name of Gil Rahier on December 1, 1998 by Forest Glade International Inc. in the amount of 100,000 shares, at an agreed value of $375,000.00, a copy of which is attached hereto and marked as Schedule "F". The said payment in the amount of $411,750.00 is hereby designated and allocated as follows:

         - repayment of Shareholders Loan..........................$300,000.00
         - payment for Shares......................................$111,750.00

                                                                   -----------
         TOTAL                                                     $411,750.00

2.6 All parties hereby acknowledge and agree that the balance of the Purchase Price will have been paid and satisfied upon the completion of this transaction by the Purchaser's assumption of the Company's existing debt in favour of the Royal Bank of Canada in the amount of $676,500.00

2.7 All parties hereto acknowledge and agree that any and all dollar values stated or expressed in this Agreement are so stated and expressed in Canadian dollars.

VENDOR'S REPRESENTATION AND WARRANTIES

3. In order to induce the Purchaser to enter into and consummate this agreement, the Vendor represents and warrants to the Purchaser as follows:

3.1 The Company is a company duly incorporated under the laws of British Columbia, is not a reporting company, is a valid and subsisting company in good standing with the Office of the Registrar of Companies of the Province of British Columbia.

3.2 The Company carries on business in the Province of British Columbia and does not carry on business in any other province or territory of Canada or in any other country.

3.3 The authorized share capital of the Company is comprised of 10,000 Shares divided into 1,000 Class "A" Voting, Common Shares, without par value and 9,000 Class "B" Non-Voting, Common Shares without par value of which there are 100 Class "A" Common Shares issued and outstanding as fully paid and nonassessable.

3.4 The Vendor is the registered holder and beneficial owner of all of the outstanding shares in the capital of the Company as follows:

SHAREHOLDER                                          NO. AND CLASS
-----------                                          -------------

GILBERT C.M. RAHIER                                  25 Common Shares
MARJORIE C. RAHIER                                   25 Common Shares
ANNETTE SCHATTENKIRK                                 25 Common Shares
ORVAL JOHN SCHATTENKIRK                              25 Common Shares

3.5      The directors and officers of the Company are as follows:

         DIRECTORS:                  ANNETTE SCHATTENKIRK
         ---------                   ORVAL JOHN SCHATTENKIRK
                                     GILBERT C.M. RAHIER
                                     MARJORIE C. RAHIER

         OFFICERS:                   ANNETTE SCHATTENKIRK - President
         --------                    ORVAL JOHN SCHATTENKIRK - Secretary
                                     GILBERT C.M. RAHIER - Vice-President
                                     MARJORIE C. RAHIER - Treasurer

3.6 The Vendor owns the Shares as the legal and beneficial owner thereof, free of all liens, claims, charges and encumbrances whatsoever. The Vendor has due and sufficient right and authority to enter into this agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser.

3.7 No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares or any other shares in the capital of the Company owned by the Vendor or any right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company.

3.8 The Company is the legal and beneficial owner of the land upon which their business is located, more particularly known and described as PID No. 012-412-660, Lot 1, District Lot 4589, Kootenay District, Plan 18084 free and clear of all financial encumbrances except for that registered first Mortgage and Assignment of Rents registered in favour of the Royal Bank of Canada under registration numbers XK24243 and XK24244 respectively which financial charges will remain on the title to the subject property and will be assumed by the Purchaser. The Vendor hereby represents that the said Mortgage bears a principal balance in the amount of $652,955.91 as of the date of the last payment on August 5, 1999 together with accrued interest to and including the date of closing of this transaction. The Vendor further states and represents that the Vendor will not make any further payments on the said Mortgage provided that this transaction closes prior to September 5, 1999.

The Vendor further states and discloses that there is a Property Transfer Tax Act Lien registered against the title to the subject property as aforesaid under registration number XK37135 in favour of the Crown in Right of the Province of British Columbia bearing a face value of $15,506.51 and that the amount currently due and owing with all outstanding interest charges as of July 23, 1999 is $19,063.61 and that such Property Transfer Tax Act Lien will not be paid out by the Vendor on closing and will effectively be assumed by the Purchaser on the closing date.

3.9 The Company is also the legal and beneficial owner of all the assets set out in the "List of Assets" attached hereto and marked as Schedule "B" and that all such chattels are free and clear of all encumbrances.

3.10 The Company is also indebted to the Royal Bank of Canada for a business loan in the amount of $20,000.00 and that the payments on such loan have been paid and satisfied to and including August 21, 1999 and that the Company does not intend to make any further payments with respect to this loan provided that this transaction is completed prior to the next payment date as this business loan will be assumed by the Purchaser.

3.11 The property taxes on the subject premises have been paid in full to and including December 31, 1999.

3.12 The public utilities on the subject premises have been paid in full to and including June 30, 1999.

3.13 The property insurance on the subject premises has been paid in full to and including May 4, 2000.

3.14 The Company is holding security deposits from its current tenants in the approximate amount of $1,856.74.

3.15 The Company is not holding any prepaid rent from any of its tenants in the mobile home park and, in any case, if in fact such prepaid rents are being held by the Company then the Vendor will pay such prepaid rents to the Purchaser on the closing of this transaction.

     In any case, as the Purchaser is fully prepared and ready to close this transaction on the morning of September 1, 1999 in full compliance with all of the further and additional demands made by the Vendor by facsimile transmission dated August 28, 1999, all of the rents which become due and owing from the tenants of the Park on September 1, 1999 for the month of September, 1999 will be for the credit and full benefit of the Purchaser. Any such rents which have been received by the Vendor prior to the closing of this transaction (or to be received by the Vendor following the closing of this transaction) will be immediately paid to the Purchaser at the earliest possible date following the closing of this transaction.

3.16 There is an outstanding invoice payable by the Company to Can-Jam Industries Ltd. for fence construction in the amount of $10,107.47 and the Vendor hereby states that the Company will not pay and satisfy this invoice as it will be the responsibility of the Purchaser for payment immediately and concurrently with the completion of this transaction. In fact, a cheque for full payment of this account was sent from Prince George, B.C. by Gil Rahier Holdings Ltd. payable to the Company to the office of Mr. L. Halbauer on August 26, 1999 and the Vendor agrees to utilize these funds in order to pay and satisfy such account in full.

3.17 The Vendor will pay and satisfy any other creditors of the Company which exist at the time of the closing of this transaction and there will be no other accounts of the Company in existence at such time which could or would become the responsibility of the Purchaser except for the said Property Purchase Tax Lien in the amount of $19,063.61 and the accountants bill of the Company (to be billed at a later date) which will be incurred in order to prepare the final "short" year end of the Company following the closing of this transaction.

3.18 The Company is not indebted to the Vendor or any affiliate, or director or officer of the Company or any affiliate except for the shareholders loans as recorded on the books and the change in the shareholder loan structure which will occur immediately prior to the completion of this transaction as previously set out and disclosed.

3.19 No dividends or distribution on any shares in the capital of the Company have been made, declared or authorized since the date of the last financial statement.

3.20 The Company has the corporate power to own the properties owned by it and to carry on the business carried on by it and is duly qualified to carry on business in the Province of British Columbia.

3.21 The Company holds all licenses and permits as may be requisite for carrying on its business in the manner in which it has heretofore been carried on.

3.22 The Memorandum and Articles of the Company have not been altered since the incorporation of the Company.

3.23 The Company does not have any contracts, agreements, pension plans, profit sharing plans, bonus plans, undertakings, or arrangements whether oral, written or implied with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, or other which cannot be terminated on not more than one day's notice other than that current management contract with park managers (Wejo) for management fees in the amount of $1,250.00 per month.

3.24 There is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Company or the Vendor threatened against or affecting the Company at law or in equity or before any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency.

3.25 The Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it.

3.26 There are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company whatsoever.

3.27 Neither the Vendor nor any officer, director, employee or shareholder of the Company is indebted to or under obligation to the Company or any account whatsoever to the date of closing.

3.28 All tax returns and reports of the Company required by law to be filed prior to the date of closing have been filed and are substantially true, complete and correct.

3.29 Under the provisions of the Income Tax Acts of Canada and British Columbia, the Company has been since incorporation and is now a Canadian controlled private corporation.

3.30 The Company has not prior to the date hereof:

     3.30.1 Made any election under Section 85 of the Income Tax
     Act (Canada) (herein called the "Act") with respect to the acquisition or disposition of any property.

     3.30.2 Made any election under Sections 83 or 196 of the Act.

     3.30.3 Acquired any property from a person with whom it was not dealing at arm's length; or

     3.30.4 Disposed of anything to a person with whom the Company was not dealing at arm's length for proceeds less than the fair market value thereof.

3.31 The Company has made all elections required to be made under the Income Tax Act of Canada in connection with any distributions by the Company and all such elections were true and correct.

3.32 All material transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records. The minute book of the Company contains all records of the meetings and proceedings of shareholders and directors thereof.

3.33 The performance of this Agreement will not be in violation of the Memorandum or Articles of the Company or of any agreement to which the vendor or the Company is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Company and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of the Company.

3.34 Neither the Vendor nor any company controlled by him/her or his/her wife/husband own any property or assets which are used by the Company or are necessary or useful in the conduct of its business.

3.35 The Company does not own, directly or indirectly, any shares or interests in any other Company or firm.

3.36 The Vendor is a resident of Canada.

3.37 There are no outstanding work orders from the fire marshal, electrical, plumbing or building inspector, health department, Workers' Compensation Board, Provincial Waste Management Branch, Canadian Environmental Protection Agency, or otherwise against the premises of the business.

INDEMNIFICATION

4. The representations, warranties, covenants and agreements by the Vendor contained in this agreement or any certificates in connection with the transaction contemplated hereby shall be true at and as of the time of closing as though representations and warranties were made at and as of such time. Notwithstanding any investigations or enquiries made by the Purchaser prior to the closing or the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of the Vendor shall survive the closing date notwithstanding the closing of the purchase and sale herein provided for, shall continue in full force and effect. In the event that any of the said representations and warranties are found to be incorrect or there is a breach of any covenant or agreement of the Vendor which incorrectness or breach shall result in the loss or damage sustained directly or indirectly by Purchaser then the Vendor shall pay the amount of such loss or damage to the Purchaser within 30 days of receiving notice thereof.

CONDITIONS PRECEDENT FOR PURCHASER

5. All obligations of the Purchaser under this agreement are subject to the fulfillment, prior to the closing of each of the following conditions:

5.1 The Vendor shall have caused to be delivered to the Purchaser an opinion of the solicitors of the Company in form and substance satisfactory to the Purchaser's solicitors dated the closing date to the effect that:

                  5.1.1 The Company is a duly organized and validly existing company under the laws of the Province of British Columbia, and is in good standing in the office of the Registrar of Companies in British Columbia;

                  5.1.2 All necessary steps and corporate proceedings have been taken to permit the Shares to be duly validly transferred to and registered in the name of the Purchaser and its nominee;

                  5.1.3 The number of authorized and issued shares in the capital of the Company are as warranted by the Vendor and all issued shares are duly authorized, validly issued and outstanding as fully paid and non-assessable; and

                  5.1.4 Based on knowledge an belief, such solicitors know of no claims, judgment, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against the Company which might materially affect any business, properties, assets, prospects or conditions, financial or otherwise, of the Company or which could result in any material liability to the Company.

5.2 The Vendor shall have transferred the Shares to the Purchaser and such Shares shall be registered on the books of the Company in the name of the Purchaser at the time of closing.

5.3 The representations and warranties of the Vendor set forth in this agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the date of closing as if made by the Vendor on the closing date.

                  The foregoing in this paragraph 5 are inserted for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part at any time.

COVENANTS OF THE VENDOR AND THE PURCHASER

6. The Vendor and the Purchaser and each of them hereby covenant and agree as follows:

6.1 The Vendor shall be solely responsible for payment of all debts and liabilities and accounts due by the Company in the ordinary course of business up to and including the day preceding the closing date (except as hereinafter set out) and the Vendor shall at all times hereafter indemnify and keep indemnified and save harmless the Purchaser from and against any and all demands, claims, suits, actions, causes of actions of every nature and kind whatsoever which may be made against the Vendor with respect to such liabilities.

6.2 The Purchaser shall be solely responsible for payment of all debts and liabilities and accounts due by the Company in the ordinary course of business from and including the closing date, and the Purchaser shall at all times hereafter indemnify and keep indemnified and save harmless the Vendor from and against any and all demands, claims, suits, actions, causes of actions of every nature and kind whatsoever which may be made against the Vendor with respect to such liabilities.

6.3 The Vendor shall pay immediately upon the closing of this transaction any and all monies which are due and owing by the Company to any and all of its creditors which remain outstanding as of the date of closing except as otherwise agreed herein.

6.4 The Vendor shall instruct and cause their accountant of the Company to file a corporate income tax return for the partial year ending in the day preceding the closing date of this transaction and the Vendor shall pay any corporate income tax which becomes due and owing pursuant to the filing of such return immediately upon being assessed for same. As the Purchaser is ready to close on September 1, 1999 as aforesaid and it is agreed that all the revenue and liabilities will pass to the Purchaser as of September 1, 1999, it is agreed that such partial year end will be August 31, 1999. It is also further agreed that the Purchaser will be responsible for and will pay the Company's accountant's bill in this regard and will, prior to closing, place $1,000.00 in the trust account of James A. Mooney in order to hold in trust pending receipt and payment of same.

6.5 The Purchaser will be responsible for payment of the aforesaid fencing bill submitted by Can-Jam Industries Ltd. and such account will be paid by the Purchaser concurrently with the closing of this transaction. In fact, due to the funds required to pay this account have been disbursed as of August 26, 1999 by Gil Rahier Holdings Ltd. to the Vendor, the Vendor hereby covenants to pay such account directly to Can-Jam Industries Ltd. either before or concurrently with the closing of this transaction and the Purchaser hereby covenants and agrees to pay Gil Rahier Holdings Ltd. the full sum of $10,107.47 by way of reimbursement concurrently with the closing of this transaction.

6.6 The Purchaser will repay Gil Rahier Holdings Ltd. the further sum of $20,000.00 concurrently with the closing of this transaction in order to compensate for the disbursement made directly by Gil Rahier Holdings Ltd. for management fees on August 13, 1999.

6.7 The Purchaser will become responsible for payout and discharge of the Property Transfer Tax Act Lien filing under registration number KX37135 on the title to the subject premises.

CLOSING

7. The sale and purchase of the shares and other transactions contemplated by this agreement shall be closed between the offices of James A. Mooney, Barrister and Solicitor, 1033 - 3rd Avenue, Prince George, British Columbia and the offices of Halbauer & Company, Barristers & Solicitors, 496 Main Street, Penticton, British Columbia at the earliest possible date but in no event later than September 3, 1999.

PERSONAL COVENANTS

8. Rahiers (Gilbert C.M. Rahier and Marjorie C. Rahier) hereby jointly and severally agree to be personally responsible for all the representations, warranties and promises of Gil Rahier Holdings Ltd. as set out in this Agreement and further covenant and agree to save harmless the Purchaser from and against any damage or loss whatsoever incurred by the Purchaser due to the failure of the Vendor to abide by and perform all such representations, warranties and premises as set out herein.

NOTICES

9. All notices, requests, demands and other circumstances hereunder shall be in writing and shall be deemed to have been duly given in delivery or by hand or mailed postage prepaid addressed as follows:

            TO THE VENDOR:                     ORVAL & ANNETTE SCHATTENKIRK
                                               160 Vaseau Lake Crescent
                                               Oliver, B.C. V0H 1T0

                                               GIL & MARJORIE RAHIER
                                               2233 McBride Crescent

                                               Prince George, B.C. V2M 1Z8

                                               GIL RAHIER HOLDINGS LTD.
                                               2233 McBride Crescent
                                               Prince George, B.C. V2M 1Z8


            TO THE PURCHASER:                  c/o James A. Mooney
                                               Barrister & Solicitor
                                               1033 - 3rd Avenue,
                                               Prince George, B.C.
                                               V2L 3E3

or to such other address as may be given in writing by the Vendor to the Purchaser, and shall be deemed to have been received, if delivered, on the date of delivery.

PARTIES IN INTEREST

10. This agreement shall enure to the benefit of and shall be binding upon the Vendor, the Purchaser, Gilbert C.M. Rahier and Marjorie C. Rahier and their respective heirs, executors, administrators, and assigns.

                  IN WITNESS WHEREOF the parties have affixed their hands and seals as follows:

SIGNED, SEALED AND DELIVERED by         )
the Vendor on the 31 st day of          )
August, 1999 in the                     )
presence of:                            )
                                        )  /s/ Orval John Schattenkirk
                                        )  ---------------------------
                                        )  ORVAL JOHN SCHATTENKIRK
_______________________________________ )
Name                                    )  /s/ Annette Schattenkirk
                                        )  ---------------------------
_______________________________________ )  ANNETTE SCHATTENKIRK
Address                                 )
                                        )
_______________________________________ )
Occupation

The corporate seal of Gil Rahier        )
Holdings Ltd. was hereunto affixed      )
this _____ day of August 1999 in the    )
presence of:                            )         (Seal)
                                        )
  /s/ Gilbert Rahier                    )
--------------------------------------  )
Gil Rahier                              )






SIGNED SEALED AND DELIVERED by          )
the Rahiers on the 31st day of          )
August, 1999 in the                     )
presence of:                            )    /s/ Gilbert Rahier
                                        )    --------------------
 /s/ James A. Mooney                    )    GILBERT C.M. RAHIER
--------------------------------------  )
Name                                    )    /s/ Marjorie C. Rahier
--------------------------------------  )    ------------------------
                                        )    MARJORIE C. RAHIER
--------------------------------------  )
                                        )
--------------------------------------  )
Address
                                        )
--------------------------------------  )
Occupation                              )

The corporate seal of Forest Glade Properties     )
Inc. was hereunto affixed this 31st day of        )
August 1999 in the presence of:                   )
                                                  )
/s/ Wayne Loftus                                  )         (Seal)
-----------------------------------------------   )
Wayne Loftus
                                                  )
                                                  )

                                  SCHEDULE "A"

                                TRUST DECLARATION

FROM:    GILBERT C.M. RAHIER AND MARJORIE CHRISTINA RAHIER
         2233 McBride Crescent,
         Prince George, B.C.
         V2M 1Z8

TO:      GIL RAHIER HOLDINGS LTD.
         a body corporate duly incorporated under the laws of the Province of British Columbia on the 19th day of July, 1977 under incorporation No. 163190

RE:      25 CLASS "A" COMMON SHARES ISSUED ON APRIL 26, 1996 TO GILBERT C.M.
            RAHIER SHARE CERTIFICATE NO. 4 IN 514592 B.C. LTD.

         25 CLASS "A" COMMON SHARES ISSUED ON APRIL 26, 1996 TO MARJORIE
            CHRISTINA RAHIER SHARE CERTIFICATE NO. 5 IN 514592 B.C. LTD.

--------------------------------------------------------------------------------

This will serve to confirm that all the funds which were paid and disbursed in 1996 in order to cause the issuance of the above captioned share certificates and in order to satisfy the requirements of the Rahier family with respect to the purchase of the Mountainview Mobile home Park in Sparwood, British Columbia by 514592 B.C. Ltd. were in fact paid and disbursed by Gil Rahier Holdings Ltd.

Due to inadvertence, the actual share certificates as set out above were issued in the name of Gilbert C.M. Rahier and Marjorie Christina Rahier and the undersigned parties hereby confirm that the share certificates should have been issued in the name of Gil Rahier Holdings Ltd.

This will serve to further confirm that Gilbert C.M. Rahier and Marjorie Christina Rahier have always held the above captioned share certificates in their own personal names in trust for the sole benefit of Gil Rahier Holdings Ltd. and continue to hold such share certificates in trust for the sole benefit of Gil Rahier Holdings Ltd.

EXECUTED at Prince George, Province of British Columbia.


-----------------------------                     ------------------------------
GILBERT C.M. RAHIER                               MARJORIE CHRISTINA RAHIER

                                  SCHEDULE "B"

              LIST OF ASSETS OF MOUNTAINVIEW MANUFACTURED HOME PARK

Moduline Monarch 1974 Serial #3E346, located at #114, 100 Aspen Drive, Sparwood, B.C., Mountainview Manufactured Home Park.

John Deere Diesel Tractor

Gas Lawnmower

Snowblower

Weedeater

Brother Fax Machine (brand new 2 year warranty)

Assorted Ladders, shovels, tools, etc. necessary in operation of park.

Assorted Office supplies.

                                  SCHEDULE "C"

                                 PROMISSORY NOTE

$102,937.50
August 31, 1999

FOREST GLADE PROPERTIES LTD., a body duly incorporated under the laws of the Province of British Columbia, having a registered and records office at 1033 - 3rd Avenue, Prince George, B.C., V2L 3E3, promise to pay to JOHN SCHATTENKIRK, of 160 Vaseau Lake Crescent, Oliver, B.C., V0H 1T0, the full sum of ONE HUNDRED AND TWO THOUSAND NINE HUNDRED AND THIRTY SEVEN DOLLARS AND FIFTY CENTS ($102,937.50) DOLLARS with no interest thereon. The full sum of $102,937.50 shall be paid on the 2nd day of March, 2000.

I WAIVE DEMAND AND PRESENTMENT for payment, notice of non-payment, protest and notice of this note.

FOR VALUE RECEIVED:                 Forest Glade Properties
                                    Inc. by its authorized signatory.


----------------------------        ----------------------------------------
WITNESS                             Wayne Loftus

                                  SCHEDULE "D"

                                 PROMISSORY NOTE

$102,937.50
August 31, 1999

FOREST GLADE PROPERTIES LTD., a body duly incorporated under the laws of the Province of British Columbia, having a registered and records office at 1033 - 3rd Avenue, Prince George, B.C., V2L 3E3, promise to pay to ANNETTE SCHATTENKIRK, of 160 Vaseau Lake Crescent, Oliver, B.C., V0H 1T0, the full sum of ONE HUNDRED AND TWO THOUSAND NINE HUNDRED AND THIRTY SEVEN DOLLARS AND FIFTY CENTS ($102,937.50) DOLLARS with no interest thereon. The full sum of $102,937.50 shall be paid on the 2nd day of March, 2000.

I WAIVE DEMAND AND PRESENTMENT for payment, notice of non-payment, protest and notice of this note.

FOR VALUE RECEIVED:                    Forest Glade Properties
                                       Inc. by its authorized signatory.



-------------------------------        -----------------------------------------
WITNESS                                Wayne Loftus